                                                                   EXHIBIT 12(b)
                                SUNAMERICA INC.
           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
     (EXCLUDING INTEREST INCURRED ON FIXED ANNUITIES, GUARANTEED INVESTMENT
                         CONTRACTS AND TRUST DEPOSITS)

                                                                                                         Years ended September 30,
                                                     -----------------------------------------------------------------------------
                                                          1995             1994             1993             1992             1991
                                                     ---------        ---------        ---------        ---------        ---------
                                                                            (In thousands, except ratios)
Earnings:

Pretax income                                        $ 279,606        $ 240,001        $ 184,011        $ 111,091        $  73,381
                                                     ---------        ---------        ---------        ---------        ---------
Add:

  Interest incurred on:

     Senior indebtedness                                55,985           50,292           36,246           33,224           33,072

     Subordinated notes                                     --               --               --            3,941           10,473
                                                     ---------        ---------        ---------        ---------        ---------
     Total interest incurred                            55,985           50,292           36,246           37,165           43,545
                                                     ---------        ---------        ---------        ---------        ---------
  Dividends paid on preferred
     securities of grantor trust                         1,673               --               --               --               --
                                                     ---------        ---------        ---------        ---------        ---------
Total earnings                                       $ 337,264        $ 290,293        $ 220,257        $ 148,256        $ 116,926
                                                     =========        =========        =========        =========        =========
Combined fixed charges and
  preferred stock dividends:

Interest incurred on:

  Senior indebtedness                                $  55,985        $  50,292        $  36,246        $  33,224        $  33,072

  Subordinated notes                                        --               --               --            3,941           10,473
                                                     ---------        ---------        ---------        ---------        ---------
  Total interest incurred                               55,985           50,292           36,246           37,165           43,545

Dividends paid on preferred
  securities of grantor trust                            1,673               --               --               --               --

Dividends paid on preferred
  stock of SunAmerica Inc.,
  on a tax equivalent basis                             41,914           54,528           42,675           17,733            8,369
                                                     ---------        ---------        ---------        ---------        ---------
Total combined fixed charges
  and preferred stock dividends                      $  99,572        $ 104,820        $  78,921        $  54,898        $  51,914
                                                     =========        =========        =========        =========        =========
Ratio of earnings to combined
  fixed charges and preferred
  stock dividends (excluding
  interest incurred on fixed
  annuities, guaranteed investment
  contracts and trust deposits)                            3.4x             2.8x             2.8x             2.7x             2.3x
                                                     =========        =========        =========        =========        =========

           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
     (INCLUDING INTEREST INCURRED ON FIXED ANNUITIES, GUARANTEED INVESTMENT
                         CONTRACTS AND TRUST DEPOSITS)

                                                                                                       Years ended September 30,
                                                     ---------------------------------------------------------------------------
                                                          1995             1994             1993             1992           1991
                                                     ---------        ---------        ---------        ---------      ---------
                                                                            (In thousands, except ratios)
Earnings:

Pretax income                                        $ 279,606        $ 240,001        $ 184,011        $ 111,091      $  73,381
                                                     ---------        ---------        ---------        ---------      ---------
Add:

  Interest incurred on:

     Fixed annuity contracts                           258,730          254,464          308,910          362,094        411,084

     Guaranteed investment
      contracts                                        213,340          150,424          136,984          140,114        124,381

     Trust deposits                                     10,519            8,516            8,438            4,256             --

     Senior indebtedness                                55,985           50,292           36,246           33,224         33,072

     Subordinated notes                                     --               --               --            3,941         10,473
                                                     ---------        ---------        ---------        ---------      ---------
     Total interest incurred                           538,574          463,696          490,578          543,629        579,010
                                                     ---------        ---------        ---------        ---------      ---------
  Dividends paid on preferred
     securities of grantor trust                         1,673               --               --               --             --
                                                     ---------        ---------        ---------        ---------      ---------
Total earnings                                       $ 819,853        $ 703,697        $ 674,589        $ 654,720      $ 652,391
                                                     =========        =========        =========        =========      =========
Combined fixed charges and
  preferred stock dividends:

Interest incurred on:

  Fixed annuity contracts                            $ 258,730        $ 254,464        $ 308,910        $ 362,094      $ 411,084

  Guaranteed investment contracts                      213,340          150,424          136,984          140,114        124,381

  Trust deposits                                        10,519            8,516            8,438            4,256             --

  Senior indebtedness                                   55,985           50,292           36,246           33,224         33,072

  Subordinated notes                                        --               --               --            3,941         10,473
                                                     ---------        ---------        ---------        ---------      ---------
  Total interest incurred                              538,574          463,696          490,578          543,629        579,010

Dividends paid on preferred
  securities of grantor trust                            1,673               --               --               --             --

Dividends paid on preferred
  stock of SunAmerica Inc. on
  a tax equivalent basis                                41,914           54,528           42,675           17,733          8,369
                                                     ---------        ---------        ---------        ---------      ---------
Total combined fixed charges
  and preferred stock dividends                      $ 582,161        $ 518,224        $ 533,253        $ 561,362      $ 587,379
                                                     =========        =========        =========        =========      =========
Ratios of earnings to combined
  fixed charges and preferred stock
  dividends (including interest
  incurred on fixed annuities,
  guaranteed investment contracts
  and trust deposits)                                      1.4x             1.4x             1.3x             1.2x           1.1x
                                                     =========        =========        =========        =========      =========
